SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)         September 7, 1994


              Northern States Power Company
    (Exact name of registrant as specified in its charter)


                         Minnesota
        (State or other jurisdiction of incorporation)


        1-3034                                             41-0448030
(Commission File Number)                   (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                                        55401
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code             612-330-5500



 (Former name of former address, if changed since last report)



Item 5.   Other Events


On September 7, 1994 Northern States Power Company, a Minnesota corporation,
(NSP) announced that Douglas D. Antony was elected President, NSP Generation, to be effective immediately.

In his new position, Antony will oversee all of NSP Generation, which includes the combustion and hydroelectric facilities, the Monticello and Prairie Island nuclear plants, Fuel Resources, Technical Support Services, Environmental and Regulatory Affairs, Business Planning and Critical Issues, and the Power Supply Financial Group.

Antony replaces Leon R. Eliason, who has resigned to become President of the Nuclear Business Unit at Public Service Electric and Gas Company, Newark, New Jersey.

Antony's former responsibilities will be assumed by Edward L. Watzl. Watzl, who has also been named Vice President, Nuclear Generation, was formerly Prairie Island Site General Manager, a position he has held since 1990.

Attached is a copy of the Press Release summarizing the new appointments and resignation.


September 7, 1994


           ANTONY NAMED PRESIDENT OF NSP GENERATION
            WATZL ALSO NAMED VP, NUCLEAR GENERATION

     MINNEAPOLIS--Northern States Power Company (NSP) today announced that Douglas D. Antony has been elected president, NSP
     Generation, effective immediately.

     In his new position, Antony will oversee all of NSP Generation, which includes the combustion and hydroelectric facilities, the Monticello and Prairie Island nuclear plants, Fuel Resources, Technical Support Services, Environmental and Regulatory Affairs, Business Planning and Critical Issues, and the Power Supply Financial Group.

     Antony replaces Leon R. Eliason, who has resigned to become
     President of the Nuclear Business Unit at Public Service Electric and Gas Company, Newark, New Jersey.

     Antony's former responsibilities will be assumed by Edward L. Watzl. Watzl, who has also been named vice president, Nuclear Generation, was formerly Prairie Island Site General Manager, a position he has held since 1990. Prior to that, he was plant manager of Prairie Island from 1982 and has served at that facility in various additional positions since 1970.

     Watzl, a former director of the Institute of Nuclear Power
     Operations (INPO), graduated from the University of Minnesota with a bachelor's degree in geology. He also earned Master of Science degrees in Radiological Health and Public Health from the University of Michigan.

     Antony, who joined NSP in 1969, had been vice president, Nuclear Generation, since 1993. In that capacity, he was responsible for NSP's two nuclear generating plants. Prior to that, he was named Monticello Site General Manager in 1991 and the manager of the Monticello plant in 1990.

     Antony received a bachelor's degree in Nuclear Engineering from the University of Wisconsin, Madison. He is a graduate of the Minnesota Management Institute, University of Minnesota.

     Antony is active in a number of industry groups, including the American Nuclear Society, the Boiling Water Reactor Owners Group Executive Committee, and the Westinghouse Owners Group Executive Committee. He is also a member of the Nuclear Advisory Committee of the Nuclear Energy Institute (NEI) and a member of the Electric Power Research Institute (EPRI) Nuclear Power Division Advisory Committee.

                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Northern States Power Company
                                              (a Minnesota Corporation)


                                              By (Edward J. McIntyre)
                                                  Edward J. McIntyre
                                                  Vice President & Chief
                                                   Financial Officer



Dated: September 8, 1994